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                                                                EXHIBIT 3.10.EEE


         FIRST AMENDED NOTE, MORTGAGE AND LOAN MODIFICATION AGREEMENT

         First Amended Note, Mortgage and Loan Modification Agreement (this "Agreement") dated as of December 15, 1996, by and between SYLVAN M. COHEN, GEORGE R. PEACOCK, PHILIP E. STEPHENS, ALTON G. MARSHALL and ROBERT C. ROBB, JR., as Successor Trustees of EQK REALTY INVESTORS I, a Massachusetts business trust ("EQK") having its principal office and place of business at 5775 Peachtree-Dunwoody Road, Suite 200-D, Atlanta, Georgia 30342, and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Prudential"), having an office at 1200 "K" Street, N.W., Suite 1000, Washington, D.C. 20005.

                                  BACKGROUND

         On December 18, 1985, EQK executed and delivered to Solomon Brothers Realty Corp. ("Solomon") a certain Zero Coupon Mortgage Note due December 18, 1992 in the face amount of $94,719,904 (the "Zero Coupon Note"). The Zero Coupon note was amended and restated in its entirety by an Amended and Restated Note Agreement dated as of February 4, 1988 by and between EQK and Solomon (the "First Amended Note"). Immediately following EQK's execution and delivery of the First Amended Note, the First Amended Note was endorsed to, and all of the security therefor was assigned to, Prudential, in accordance with a certain Note and Mortgage Purchase and Sale Agreement between Solomon and Prudential.

         On or about December 16, 1992, the First Amended Note was partially paid and was amended and restated in its entirety pursuant to a Second Amended and Restated Note dated December 16, 1992 in the principal amount of $75,688,720 (the "Second Amended Note") which, inter alia, extended the Maturity Date of the Second Amended Note to December 15, 1995. On December 8, 1995, the Second Amended Note was partially prepaid and all collateral relating to the Castleton Property was released by Prudential. Prior to the date hereof, Prudential has also released all collateral relating to the Peachtree Property.

         As of December 15, 1995, the Second Amended Note was secured by:

         1. An Amended and Restated Open-End Mortgage and Security Agreement (Harrisburg Mall) dated as of December 15, 1992 from EQK to Prudential (the "Amended Harrisburg Mortgage") encumbering certain property located in Dauphin County, Pennsylvania (the "Harrisburg Property"); the Amended Harrisburg Mortgage was recorded on December 22, 1992 in the Recorder's Office of Dauphin County, Pennsylvania (the "Dauphin Recorder") in Book 1886, page 298, et seq.;
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        2.      An Absolute Assignment of Leases and Rents and a Rental
Collection Agreement dates as of December 15, 1992 by and between EQK, Prudential and First Union National Bank of Georgia, as Rental Collection Agent (the "Rental Collection Agent") with respect to the Harrisburg Property (the "Harrisburg Assignment"); the Harrisburg Assignment was recorded on December 22, 1992 by the Dauphin Recorder in Book 1886, page 373, et. seq.;

        3. A Cash Management and Security Agreement, dated as of December 15, 1992, by and between EQK, Prudential and First Union National Bank of Georgia, as Escrow Agent; and

        4. A Hazardous Substances Covenant and Indemnity Agreement dated as of December 16, 1992 from EQK to and for the benefit of Prudential (the "Environmental Indemnity Agreement").

        The Second Amended Note, the Amended Harrisburg Mortgage, the Harrisburg Assignment, the Cash Management Agreement, the Environmental Indemnity Agreement, and all financing statements and other instruments securing the Second Amended Note, are herein collectively referred to as the "Loan Documents".

        Concurrently with the execution of the Loan Documents, the parties executed:

        A Warrant Agreement ("Warrant Agreement") dated December 18,
        1992 by and between EQK and Prudential pursuant to which a Warrant was granted to Prudential to purchase Shares of Beneficial Interest in EQK; and

        A Subordination and Intercreditor Agreement ("Intercreditor Agreement") dated as of December 16, 1992 by and among Prudential, EQK and PNC Bank, National Association, formerly known as Provident National Bank ("PNC") pursuant to which Prudential, inter alia, consented to the creation of subordinate mortgages to secure sums owed by EQK to PNC, and PNC agreed that all sums owed to PNC would remain subordinate to the Loan Documents. The Intercreditor Agreement was recorded on December 22, 1992 by the Dauphin Recorder in Book 1886, page 459, et seq.

        On or about December 15, 1995, EQK and Prudential executed a
Note, Mortgage and Loan Modification Agreement (the "Modification Agreement") which partially amended and otherwise ratified and confirmed the Loan Documents, including, inter alia, the Second Amended Note, which, as amended by the Modification Agreement, was in the principal amount of $44,125,054.68 and matures on December 15, 1996 (the "Maturity Date"). The Modification Agreement was recorded on February 26, 1996 by the Dauphin Recorder in Book 2565, page 415, et seq.

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        The Loan Documents, as amended by the Modification Agreement, are herein collectively referred to as the "Modified Loan Documents".

        Pursuant to a letter application dated November 15, 1996 (the "1996 Application"), EQK has asked Prudential to extend the maturity of the Second Amended Note and to modify certain provisions of the Modified Loan Documents. The 1996 Application was countersigned by Prudential and, as so countersigned, constitutes the "1996 Commitment". This Agreement is intended to amend and modify certain provisions of the Modified Loan Documents in accordance with the 1996 Commitment.

        Capitalized terms used herein and not defined shall be defined in the Modified Loan Documents, the Warrant Agreement and the Intercreditor Agreement.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                1.    INCORPORATION BY REFERENCE.

        Section 1.1. Incorporation by Reference. The recitals set forth in the Background section of this Agreement, the Modified Loan Documents, the Warrant Agreement and the Intercreditor Agreement are hereby incorporated herein by reference as though set forth in full in the text of this Agreement.

                      2.     SECOND AMENDED NOTE.

        Section 2.1. Principal Balance. EQK and Prudential confirm and agree that the principal balance of the Second Amended Note, including all accrued and unpaid interest through and including December 14, 1995, is $43,822,812.79. On December 15, 1996, EQK will make a regular monthly payment on the Second Amended Note in the amount of $340,536.00. EQK and Prudential confirm and agree that the principal amount of the Second Amended Note on December 15, 1996 after the payment set forth above shall be $43,794,149.14.

        Section 2.2 Contract Interest rate. Section 2(a) of the Second Amended Note is amended by adding thereto a new subsection (v) which reads as follows:

        (v) From and including December 15, 1996 to and including June 14, 1998, the principal sum outstanding from time to time under this Note shall bear interest at the rate of eight and eighty-eight one-hundredths percent (8.88%) per annum.

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              Section 2.3.  Payment.  Effective as of December 15, 1996, Section
3(a) of the Second Amended Note shall be deleted in its entirety and the following shall be substituted in lieu thereof:

              (a) Commencing January 15, 1997 and on the fifteenth (15th) day of each month thereafter (the "Monthly Payment Date") to and including June 15, 1998, Maker shall pay to Payee installments of interest only in the amount of $324,076.70 each (the "Monthly Payment Amount") which installments shall be applied to accrued and unpaid interest on this Note.

              Section 2.4.  Maturity Date.  The Maturity Date set forth in
Section 3(d) of the Second Amended Note is hereby amended to read "June 15, 1998."

              Section 2.5. Confession of Judgment. EQK, KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND WITH THE ADVICE OF SEPARATE COUNSEL, HEREBY RATIFIES AND CONFIRMS THE CONFESSIONS OF JUDGMENT AND WARRANTS OF ATTORNEY TO CONFESS JUDGMENT SET FORTH IN SECTION 10 OF THE SECOND AMENDED NOTE.

              Section 2.6. Application Fee. The Second Amended Note is hereby amended by adding the following Section 26:

              "26. Pursuant to Paragraph 6 of the 1996 Commitment, Maker owed an application fee of $437,900 to Payee as of November 15, 1996. $165,000 of that amount has been paid by Maker to Payee, leaving a balance of $272,900 owed by Maker to Payee (the "Application Fee Balance"), which Application Fee Balance, plus interest thereon at the Contract Rate from and including December 15, 1996 to the date of payment, shall be payable by EQK on the earlier of (a) June 15, 1998, or
       (b) the date on which all or any part of the Original Principal Amount (as defined in the 1996 Commitment) is prepaid."

              Section 2.7. Second Amended Note Ratified and Confirmed. The Second Amended Note is hereby ratified and confirmed, subject only to the terms of this Agreement.

              3.     AMENDMENTS TO AMENDED HARRISBURG MORTGAGE

              Section 3.1. Confession of Judgment. EQK, KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND WITH THE ADVICE OF SEPARATE COUNSEL, HEREBY RATIFIES AND CONFIRMS THE CONFESSIONS OF JUDGMENT AND WARRANTS OF ATTORNEY TO CONFESS JUDGMENT SET FORTH IN SECTION 6.2 OF THE AMENDED HARRISBURG MORTGAGE.


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              Section 3.2.  Harrisburg Mortgage Ratified and Confirmed.  The
Amended Harrisburg Mortgage is hereby ratified and confirmed.

                               4.     ASSIGNMENT

              Section 4.1. Harrisburg Assignment Ratified and Confirmed. The Harrisburg Assignment is hereby ratified and confirmed.

                        5.     CASH MANAGEMENT AGREEMENT

              Section 5.1. Section 6.6(d) of the Cash Management Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                     "(d) Except for (i) the prepayment of the principal by
              EQK on December 8, 1995, and (ii) a prepayment of the Second Amended Note in full prior to the occurrence of an event of default hereunder, upon a principal payment to Prudential prior to the Maturity Date, EQK shall pay to Prudential a prepayment premium calculated in accordance with the Yield Maintenance Formula attached hereto as Exhibit "L."

              Section 5.2. Cash Management Agreement Ratified and Confirmed. The Cash Management Agreement is hereby ratified and confirmed, subject only to the provisions of this Agreement.

                            6.     WARRANT AGREEMENT

              Section 6.1. Representation, Warranty and Confirmation. EQK hereby represents, warrants and confirms to Prudential that the Warrant Agreement remains in full force and effect, the number of Shares of EQK issuable to Prudential upon exercise of the Warrant are 367,868 Shares; EQK currently holds in its treasury duly authorized and previously issued Shares in such number and such Shares are reserved for issuance to Prudential upon exercise of the Warrant; and the Exercise Period remains open and can only be terminated in accordance with the express provisions of the Warrant Agreement.

              Section 6.2. Warrant Agreement Ratified and Confirmed. The Warrant Agreement is hereby ratified and confirmed.

                            7.     OTHER AGREEMENTS

              Section 7.1. Other Agreements Ratified and Confirmed. The provisions of the Environmental Indemnity Agreement and the Intercreditor Agreement are hereby ratified and confirmed.


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                               8.     NO DEFAULTS

              Section 8.1. No Default. To induce Prudential to enter into this Agreement and extend the Maturity Date of the Second Amended Note, EQK represents and warrants to Prudential that;

                     (a) No Event of Default, as defined in any of the Modified Loan Documents, presently exists under any of the Modified Loan Documents, the Warrant Agreement of the Intercreditor Agreement;

                     (b) No event has occurred which, with the passage of time or the giving of notice or both, would constitute an Event of Default under any Modified Loan Documents, the Warrant Agreement or the Intercreditor Agreement;

                     (c) EQK has no defenses, counterclaims or set-offs against the Prudential Debt, as defined in the Cash Management Agreement; and

                     (d) EQK hereby ratifies and confirms its obligation to repay the Prudential Debt on the terms and conditions set forth in the Modified Loan Documents, as amended hereby.

                     9.     RELEASE AND COVENANT NOT TO SUE

              Section 9.1. Release and Covenant Not to Sue. To induce Prudential to enter into this Agreement and extend the Maturity Date of the Second Amended Note, EQK does hereby:

                     (a) remise, release, acquit, satisfy and forever discharge Prudential and all of its past, present and future officers, directors, employees, agents, attorneys, representatives, heirs, successors and assigns, from any and all actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing, which EQK now has or hereafter can, shall or may have by reason of any matter, cause or thing from the beginning of the world to and including the date of this agreement with respect to any matters, transactions, occurrences, agreements, actions and/or events arising out of, in connection with or relating to, the loan by Prudential to EQK represented by the Second Amended Note pursuant to the provisions of the 1996 Commitment and this Agreement, the calculation and payment of interest under the Second Amended Note, the issuance of the Warrant and the calculation of the Shares issuable thereunder and all matters relating to the administration of the loan and/or the collateral held for the benefit of Prudential thereunder; and

                     (b) covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form

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
of action or proceeding of any kind or nature whatsoever against Prudential, or any of its past, present or future officers, directors, employees, agents, attorneys, representatives, heirs, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action.

                This release and covenant not to sue is intended to be legally binding upon EQK and shall cover all actions of Prudential in its consideration of the Application and this Agreements and/or the enforcement of Prudential's rights under the Modified Loan Documents, as amended hereby.

                              10. MISCELLANEOUS

        Section 10.1 Modified Loan Documents Remain Effective. Except as expressly amended hereby, the Modified Loan Documents shall remain in full force and effect and are enforceable against EQK in accordance with their respective terms. Without limiting the generality of the foregoing, all rights and remedies available to Prudential under the Modified Loan Documents shall survive the making of this Agreement and shall continue in full force and effect. EQK shall have no right to further extend the Maturity Date of the Second Amended Note.

        Section 10.2 Integration Clause. This Agreement embodies the complete understanding and agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous understandings with respect thereto, whether oral or written.

        Section 10.3 Binding Effect. This Agreement shall not be modified or amended except by a writing signed by the party against whom enforcement is sought. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

        Section 10.4 Notices. The notice address for Prudential in the Modified Loan Documents shall be amended as follows:

                Mr. Randall M. Hall, Vice President
                The Prudential Capital Group
                One Ravinia Drive, Suite 1400
                Atlanta, Georgia 30346


with a copy to:

                Jack MacDonald
                Associate Regional Counsel
                The Prudential Capital Group
                One Ravinia Drive, Suite 1400
                Atlanta, Georgia 30346



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
with a copy to:

                Clifford H. Swain, Esquire
                Drinker Biddle & Reath
                1345 Chesnut Street, Suite 1100
                Philadelphia, Pennsylvania 19107

        Section 10.5 Counterpart Copies. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

        Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        Section 10.7 Time of the Essence. When time is mentioned herein, time shall be the essence of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, on and as of the date first above written.

                                        EQK REALTY INVESTORS I

                                        By /s/ Gregory R. Greenfield
                                          --------------------------------------
                                        Name:  Gregory R. Greenfield
                                        Title: Executive Vice President

                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                        AMERICA

                                        By
                                          --------------------------------------
                                        Name:  Christian T. Miles
                                        Title: Vice President
with a copy to:

                Clifford H. Swain, Esquire
                Drinker Biddle & Reath
                1345 Chesnut Street, Suite 1100
                Philadelphia, Pennsylvania 19107

        Section 10.5 Counterpart Copies. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

        Section 10.6   Governing Law.   This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Pennsylvania.

        Section 10.7 Time of the Essence. When time is mentioned herein, time shall be the essence of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, on and as of the date first above written.

                                        EQK REALTY INVESTORS I

                                        By
                                          ---------------------------------
                                        Name:
                                        Title:

                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                        AMERICA

                                        By /s/ Christian T. Miles
                                          ---------------------------------
                                        Name:    Christian T. Miles
                                        Title:   Vice President

STATE OF NEW YORK       :
                        :    SS.
COUNTY OF NEW YORK      :


        On this, the 19th day of December, 1996, before me, the undersigned officer, personally appeared GREGORY R. GREENFIELD, who acknowledged himself to be the Executive Vice President of EQK REALTY INVESTORS I, a Massachusetts business trust, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the business trust by himself as such officer.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[NOTARIAL SEAL]


                                           /s/ Pamela S. Chatterpoon
                                           ------------------------------------
                                             Notary Public

                                           My Commission Expires: July 17, 1997
                                                    PAMELA S. CHATTERPOON
                                               Notary Public, State of New York
                                                       No. 01CH504640
                                                 Qualified in Queens County
                                              Commission Expires July 1, 1997


STATE OF                :
                        :    SS.
COUNTY OF               :


        On this, the _____ day of December, 1996, before me, the undersigned officer, personally appeared CHRISTIAN T. MILES, who acknowledged himself to be a Vice President of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[NOTARIAL SEAL]

                                           -----------------------------------
                                                      Notary Public

                                           My Commission Expires:

STATE OF                :
                        :     SS.
COUNTY OF               :


        On this, the ____ day of December, 1996, before me, the undersigned officer, personally appeared LINDA K. SCHEAR, who acknowledged herself to be the Secretary of EQK REALTY INVESTORS I, a Massachusetts business trust, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the business trust by herself as such officer.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[NOTARIAL SEAL]


                                           ------------------------------------
                                                   Notary Public

                                           My Commission Expires


STATE OF GEORGIA        :
                        :    SS.
COUNTY OF DEKALB        :


        On this, the 19th day of December, 1996, before me, the undersigned officer, personally appeared CHRISTIAN T. MILES, who acknowledged himself to be a Vice President of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[NOTARIAL SEAL]
                                             /s/ Vicki W. Ishee
                                         ---------------------------------------
                                                 Notary Public

                                         My Commission Expires:


                                         Notary Public, Fulton County, Georgia
                                         My Commission Expires January 15, 1999